Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Bovie Medical Corporation:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated March 16, 2010 on the consolidated financial statements of Bovie Medical Corporation as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007, which appear in Form 10K filed on March 16, 2010.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Kingery & Crouse, P.A.
Tampa, Florida
May 25, 2010

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